Exhibit 2.1









                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION



                                     BETWEEN


                               STARUNI CORPORATION


                                       AND


                              ELEPHANT TALK LIMITED



                            ------------------------

                           DATED AS OF JANUARY 4, 2002



























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
                                Table of Contents

                                                                        Page

ARTICLE 1.        MERGER OF ET INTO THE COMPANY                          1

ARTICLE 2.        ARTICLES OF INCORPORATION, BY-LAWS,
                  DIRECTORS AND OFFICERS                                 2

ARTICLE 3.        CONVERSION AND EXCHANGE OF SHARES;
                  ASSET TRANSFER;  AND INFORMATION STATEMENT             3

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES OF THE
                  COMPANY                                                5

ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF ET                   12

ARTICLE 6.        TRANSACTIONS PRIOR TO THE EFFECTIVE TIME
                  OF THE MERGER                                          16

ARTICLE 7.        CONDITIONS TO OBLIGATIONS OF THE PARTIES               23

ARTICLE 8.        CONDITIONS TO OBLIGATIONS OF ET                        23

ARTICLE 9.        CONDITIONS TO THE COMPANY'S OBLIGATIONS                25

ARTICLE 10.       TERMINATION                                            26

ARTICLE 11.       MISCELLANEOUS                                          26


Exhibit A - ET List of shareholders

Exhibit B - Form of Opinion of Company Counsel






















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
                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


         This Agreement of Merger and Plan of Reorganization (this "Merger Agreement" or this "Agreement") is made as of January 4, 2002 by and between Staruni Corporation, a California corporation (the "Company"), and Elephant Talk Limited, a limited company incorporated in Hong Kong ("ET").

                                    RECITALS

         WHEREAS, ET is a privately owned corporation. ET wishes to obtain a public market for its shares; and

         WHEREAS, the Company is a corporation whose shares are publicly traded. The Company conducts its businesses, consisting of Cyberhotline.com (the "ISP Business") and Ibargain.com (the "Retail Business" and together with the ISP Business, the "Existing Business"); and

         WHEREAS, the respective Board of Directors of the Company and ET have approved this Merger Agreement and deem it advisable and for the benefit of their respective corporations and their shareholders that ET merge with and into the Company on the terms and conditions herein set forth (the "Merger"); and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to become legally bound, hereby agree as follows:


                    ARTICLE 1. MERGER OF ET INTO THE COMPANY


         1.1. Merger. Upon the approval and adoption of this Merger Agreement by
              ------
the shareholders of each of the Company and ET (the "Constituent Corporations") in accordance with the laws of the State of California, and the satisfaction or waiver of the conditions set forth herein to the obligations of the parties hereto, articles of merger (the "Certificate of Merger") shall, subject to the rights of termination and abandonment hereinafter set forth, be filed with the Secretary of State of the State of California in accordance with the law of the State of California. Effective as of the close of business on the date on which the filing of the Certificate of Merger is made, ET shall merge with and into the Company, which as the "Surviving Corporation" (known as Elephant Talk Communications, Inc.) shall continue its corporate existence under the laws of the State of California. The date and time of the filing of the Certificate of Merger is herein referred to as the "Effective Time of the Merger."

         1.2. Closing. Unless this Agreement shall have been terminated pursuant
              -------


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
to Article 10 and subject to the satisfaction or, when permissible, waiver of the conditions set forth in Articles 7, 8 and 9, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the office of the Company on (a) January 3, 2002 or (b) the day which is one Business Day (as defined below) after the date on which the last of the conditions set forth in Articles 7, 8 and 9 (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date) is satisfied or, when permissible, waived, or (ii) on such other date and/or at such other time and/or place as the parties may mutually determine (the "Closing Date"). "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in Hong Kong are required or permitted to be closed.

         1.3. Further Assurances. From time to time as and when requested by the
              ------------------
Surviving Corporation, or by its successors or assigns, the officers and directors of the Constituent Corporations last in office shall execute and deliver such deeds and other instruments of transfer and shall take or cause to be taken such further or other act as shall be necessary or advisable in order to vest or perfect in the Surviving Corporation, or to confirm of record or otherwise to the Surviving Corporation, title to and possession of all the property, interests, assets, rights, privileges, immunities, powers and purposes of each of the Constituent Corporations.


                 ARTICLE 2. ARTICLES OF INCORPORATION, BY-LAWS,
                             DIRECTORS AND OFFICERS

         2.1.     Restated Charter.  At  or  immediately  prior to the Effective
                  ----------------
Time  of  the  Merger,   the  Company  shall  amend  and restate its Articles of
Incorporation  (the "Amended and Restated Charter").

         2.2.     Articles of  Incorporation.  The   Articles  of  Incorporation
                  --------------------------
of the Company in effect at the Effective Time of the Merger (as amended by the Amended and Restated Charter) shall be the Articles of Incorporation of the Surviving Corporation until amended as provided by law.

         2.3.     Amended and Restated By-Laws.  At or immediately  prior to the
                  ----------------------------
Effective Time of the Merger, the Company shall amend and restate its By-Laws (the "Amended and Restated By-Laws").

         2.4.     By-Laws.  The Amended  and  Restated  By-Laws the Merger shall
                  -------
be the by-laws of the Surviving Corporation until amended or repealed as provided by law.

         2.5.  Directors and  Officers.  The persons  listed on Schedule  2.5(a)
               -----------------------
shall be the directors of the Surviving Corporation and shall hold office as provided in the by-laws of the Surviving Corporation. The persons listed on
Schedule 2.5(b) shall be the officers of the Surviving Corporation and shall hold office as provided in the by-laws of the Surviving Corporation.


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
        ARTICLE 3. CONVERSION AND EXCHANGE OF SHARES; ASSET TRANSFER AND
                             INFORMATION STATEMENT

         3.1.     Conversion  Of Shares.  The manner and basis of converting the
                  ---------------------
shares of each  Constituent  Corporation  shall be as follows:

                  (a) Subject to the provisions of paragraph (b), the holder of each ordinary share, par value of HK$1 (Hong Kong Dollar One Only), of ET ("ET Common Stock") outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be entitled to receive as of the Effective Time of the Merger such number of shares of common stock, no par value, of the Company ("Company Common Stock") for each share of ET Common Stock owned as of the Effective Time of the Merger so that as of the Effective Time of the Merger the former holders of ET Common Stock will hold an aggregate of 90% of the issued and outstanding shares of Company Common Stock.

                  (b) No certificates for fractions of shares of Company Common Stock and no scrip or other certificates evidencing fractional interests in such shares shall be issuable. If any fractional share of the Company Common Stock would, except for the provisions of this Section 3.1(b), be deliverable, the Surviving Corporation, in lieu of delivering such fractional share, shall pay to the holder an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Surviving Corporation.

                  (c) The Merger shall effect no change in any of the shares of the Company Common Stock outstanding at the Effective Time of the Merger and no such shares shall be converted as a result of the Merger.

         3.2. Changes in Company Common Stock. If, after the date hereof and prior to the Effective Time of the Merger, Company Common Stock shall be recapitalized or reclassified or the Company shall effect any stock dividend, stock split, or reverse stock split of Company Common Stock or otherwise effect any transaction that changes Company Common Stock into any other securities or any other dividend or distribution shall be made on Company Common Stock (or such other securities), then the shares of Company Common Stock to be delivered under this Agreement to holders of ET Common Stock shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which holders of ET Common Stock would have been entitled to receive had such shares been issued and outstanding as of the record date for determining shareholders entitled to participate in such corporate event.

         3.3.     Exchange of Certificates.
                  ------------------------

                  (a) Each holder of record at the Effective Time of the Merger of shares of ET Common Stock shall be entitled, upon the surrender to the Company or its transfer agent of the certificate for its shares of ET Common Stock for cancellation, to receive a certificate or certificates representing the number of shares of Company Common Stock into which the holder's shares of ET Common Stock shall have been converted in the Merger under Section 3.1(a).



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
                  (b) Until so presented and surrendered in exchange for a certificate or certificates representing shares of Company Common Stock, each certificate which represented issued and outstanding shares of ET Common Stock which were converted at the Effective Time of the Merger into the right to receive shares of Company Common Stock shall be deemed for all corporate purposes, except as set forth below, to evidence the ownership of the number of shares of Company Common Stock into which the holder's shares shall have been converted in the Merger. Unless and until any such certificates shall be so surrendered, the holder of such certificate shall not be entitled to receive any dividend or other distribution payable to holders of shares of Company Common Stock. Following such surrender, there shall be paid to the record holder of the certificate representing shares of Company Common Stock issued upon such surrender the amount of dividends, if any, (without interest thereon) which shall have become payable with respect to the number of shares of Company Common Stock represented by the certificate issued in exchange upon such surrender.

         3.4.     No Further  Transfers. After the Effective Time of the Merger,
                  ---------------------
there shall be no registration of transfers on the stock transfer books of ET of the shares which were outstanding immediately prior to the Effective Time of the Merger.

         3.5. Form S-4; Information  Statement.  If applicable and/or necessary,
              --------------------------------
ET and the  Company  shall  cooperate  and  promptly  prepare  and file with the
Securities and Exchange Commission (the "SEC") as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act of 1933 (the "Securities Act"), with respect to the shares of Company Common Stock issuable in connection with the Merger, a portion of which Form S-4 shall also serve as the information statement in connection with the transactions contemplated by this Agreement (the "Information Statement"). The respective parties shall cause the Information Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder. The Company shall use all reasonable efforts, and ET shall cooperate with the Company, to have the Form S-4 declared effective by the SEC prior to the Effective Time of the Merger and to keep the Form S-4 effective as long as is necessary to consummate the transactions contemplated by this Agreement. The Company shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 to ET and advise ET of any verbal comments with respect to the Form S-4 received from the SEC. If necessary and/or applicable, the Company shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities laws or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and shall pay all expenses incident thereto. The Company agrees that the Information Statement, if necessary and/or applicable, and each amendment or supplement thereto at the time of the mailing thereof; or in the case of the Form S-4 and each amendment or supplement thereto at the time it is filed or becomes effective, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company



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
in reliance upon and in conformity with written information concerning ET furnished to the Company by ET specifically for use in the Information Statement. ET agrees that the written information concerning ET specifically provided by it for inclusion in the Information Statement and each amendment or supplement thereto, at the time of mailing thereof, or, in the case of written information concerning ET provided by ET specifically for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Information Statement shall be made by ET or the Company without the approval of the other party. The Company shall advise ET, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Company Common Stock issuable in connection with the transactions contemplated by this Agreement for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Information Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. The Company shall pay all fees and expenses incurred in relation to the printing and filing of the Form S-4 and the Information Statement. The Form S-4 and the Information Statement shall be prepared in a manner satisfactory to counsel for ET.

         3.6.  Dissenting  Shares.  Notwithstanding  any other provision of this
               ------------------
Agreement to the contrary, holders of Company Common Stock that are outstanding immediately prior to the Effective Time of the Merger that have not been voted for adoption of the Merger and with respect to which dissenter's rights have been properly perfected in accordance with Section 1300 et. seq. of the California General Corporation Law (the "CGCL") ("Dissenting Shares"), shall be entitled to receive payment of the fair market value of such shares of Company Common Stock held by them in accordance with the provisions of the CGCL, except that all Dissenting Shares held by Company shareholders who have failed to perfect or effectively withdrawn his, her or its demand for dissenter's rights shall, as of the Effective Time of the Merger or the occurrence of such event, whichever later occurs, thereupon cease to be Dissenting Shares and the holder thereof shall have no rights to receive payment for such shares and shall continue to hold such shares of Company Common Stock after the Effective Time of the Merger, after giving effect to the Merger.


            ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants as follows:

         4.1.  Organization;  Authority.  The Company is a corporation organized
               ------------------------
and existing in good standing under the laws of the State of California. The Company is not required to be qualified or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified or licensed would be curable by subsequent qualification without such failure having a material adverse effect on the Company or would not have a material adverse effect on the Company. The Company would not be subject to material



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
penalties, taxes or other burdens based on its past conduct if it chose to qualify in any jurisdiction in which it is not now qualified. No jurisdiction in the United States in which the Company is not now qualified has asserted to the Company that the Company is required to be qualified to do business therein. The Company has all necessary power and authority to own or to lease, and to operate, its properties and assets and to carry on its business as it is now being conducted.

         4.2.     Subsidiaries.   The  Company  has no Company Subsidiaries (the
                  ------------
"Company Subsidiaries").

         4.3. Capitalization of the Company. The authorized capital stock of the
              -----------------------------
Company after the reverse split contemplated by the parties consists of (a) 250,000,000 shares of common stock, no par value, of which 3,462,690 shares following the reverse split are or will be outstanding and have been duly authorized and validly issued and are fully paid and nonassessable and (b) 50,000,000 shares of Class B Preferred Stock, no par value, of which no shares are outstanding. No shares of the Company's capital stock are held by the Company. There are no options, warrants, rights, calls, commitments or agreements of any character obligating the Company to issue any shares of capital stock or any security representing the right to purchase or otherwise receive any such shares. Except for restrictions on transfer arising under applicable Federal and state securities laws, there are no existing restrictions imposed by the Company or by its affiliates on the transfer of any outstanding shares of capital stock of the Company and there are no registration covenants with respect thereto. None of the outstanding shares of the Company was issued in violation of the preemptive rights of any present or former shareholder.

         4.4.     Charter  Documents.    The   copies   of   the   articles   of
                  ------------------
incorporation and by-laws of the Company which have previously been delivered to ET are complete and correct.

         4.5.     Subsidiary Capitalization.  There are no Company Subsidiaries.
                  -------------------------

         4.6.  Binding  Obligation;  Consents;  Litigation.  The  execution  and
               -------------------------------------------
delivery of this Merger Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, violate (i) any provision of the articles of incorporation or by-laws of the Company or (ii) any provision of, or result in a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Company is a party, or to which the Company is, or the assets, properties or business of the Company are, subject, which would have a material adverse effect on the Company or any of its assets (any such included material adverse effect, a "Material Adverse Effect"). The Board of Directors of the Company has approved this Merger Agreement, has authorized the execution and delivery hereof and has directed that this Merger Agreement be submitted to the shareholders of the Company for adoption by such shareholders. The Company has full power, authority and legal right to enter into this Merger Agreement and, upon appropriate vote of its shareholders in accordance with the law, to


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
consummate the transactions contemplated hereby. Except for the approval of its shareholders, the Company has taken all action required by law, its certificate of incorporation, its by-laws or otherwise to authorize and to approve the execution and delivery of this Merger Agreement and the documents, agreements and certificates executed and delivered by the Company in connection herewith and the consummation by the Company of the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental authority arising from the Company's obligations prior to the Merger is required to be obtained by the Company in order to authorize the execution and delivery by the Company of this Merger Agreement or the consummation by the Company of the Merger.

         4.7. Financial  Statements.  The Company has furnished ET with complete
              ---------------------
copies of the audited financial statements of the Company for fiscal years ending September 30, 1999, September 30, 2000 and September 30, 2001, including in each case a balance sheet, the related statements of income and of changes in financial position for the period then ended, the accompanying notes, and the report thereon of Sellers and Associates, P.C., independent certified public accountants and the unaudited financial statements of the Company for the period from October 1, 2001 to November 30, 2001, including a balance sheet and the related statements of income and of changes in financial position for the three-month period then ended (the consolidated balance sheet therein and the notes thereto as at November 30, 2001 being called the "Company Balance Sheet"). All such financial statements (i) reflect and provide adequate reserves in respect of all known liabilities of the Company in accordance with GAAP, including all known contingent liabilities as of their respective dates, and
(ii) present fairly the financial condition of the Company at such dates except that a diminution in the value of the Company's assets from that reflected on the Company Balance Sheet shall not be a breach of the representation so long as such diminution shall not result in the Company's being rendered insolvent at any time from the date hereof through the Effective Time of the Merger. All financial statements furnished are those that are available as public domain having been filed with the Securities and Exchange Commission except those that are furnished to ET as "interim" or "in-house unaudited" financial statements which shall be balance sheets and related statements of income and expense without changes in financial position or notes thereto.

         4.8.     Real Property. The Company has no legal or equitable title in,
                  -------------
and has no leasehold  interest in, any real property (the "Real Property").

         4.9.     Banking  Facilities.  Schedule 4.9 sets forth the name of each
                  -------------------
bank with which the Company has an account or safe deposit box, the identifying numbers or symbols thereof and the name of each person authorized to draw thereon or to have access thereto.

         4.10. Powers of Attorney and Suretyships.  The Company has set forth on
               ----------------------------------
Schedule 4.10 the name of each person, if any, holding any power of attorney from the Company and a summary statement of the terms thereof. The Company has


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
no material obligation or material liability, either actual, accrued, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

         4.11.    Employee Benefits.
                  -----------------

                  (a) The Company has no funded or unfunded, written or oral, employee benefit plans, contracts, agreements, incentives, salary, wages or other compensation plans or arrangements.

                  (b) At the Effective Time of the Merger, the Company will have no employees.

                  (c) The Company does not maintain, sponsor or contribute to any plan or program providing retiree medical or life insurance benefits.

         4.12.  Compliance with Law; Permits.  The Company has complied with all
                ----------------------------
applicable federal, state, local or foreign laws, regulations, ordinances, orders, injunctions, or decrees, or administrative decisions or directives (the "Requirements of Law"), relating to its securities, property, employees, former employees or applicants for employment ("Employees") or business, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, OSHA, the Age Discrimination in Employment Act of 1967, as amended, the Equal Pay Act of 1963, as amended and the National Labor Relations Act, and all applicable statutes, regulations, orders and restrictions relating to environmental standards or controls.

         4.13.    Litigation.
                  ----------

                  (a) Except as set forth in Schedule 4.13, there is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company or any officer of the Company, threatened against or affecting the Company, or its assets, employees or properties, at law or in equity, or before or by any court or governmental authority, (ii) arbitration proceeding relating to the Company or its assets, employees or properties or (iii) governmental inquiry pending or, to the knowledge of the Company or any officer of the Company, threatened relating to or involving the Company, its assets or properties or the businesses of the Company or the transactions contemplated by this Merger Agreement (including inquiries as to the qualification of the Company, if any, to hold or receive any permit) and the Company does not know of any basis for any of the foregoing. There are no pending actions, suits, claims or proceedings brought by the Company against others.

                  (b) Except as set forth in Schedule 4.13, the Company has not received any written opinion, memorandum, legal advice or notice from legal counsel to the effect that they are exposed, from a legal standpoint, to any liability or disadvantage which may be material to their respective businesses and which would continue past the Effective Time of the Merger. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any governmental authority.

         4.14. Material Contracts and Agreements.  The Company has described all
               ---------------------------------
material contracts of the Company now in effect to which the Company is a party or by which it or its properties or assets may be bound or affected, under which the total obligation of the Company or any of the Company Subsidiaries is in excess of $5,000 or which is otherwise material to the Company on Schedule 4.14 (the "Material Contracts"). No default, alleged default or anticipatory breach exists on the part of the Company or, to the best knowledge of the Company or any of its officers, on the part of any other party, under any Material Contract, and there are no material agreements of the parties relating to any Material Contract that have not been disclosed to ET. All Material Contracts will be either (i) terminated as of the Effective Time of the Merger and evidence of such termination shall be given to ET or (ii) assumed by ET at the sole discretion of ET. As of the Effective Time of the Merger, the Company will not be a party to any transaction with any officer or director of the Company, any member of the family of any such officer or director or any corporation, partnership, trust or other entity in which any such officer or director has a substantial interest or is an officer, director, trustee or partner.

         4.15.    Labor Matters.  The  Company  is not a party to any collective
                  -------------
bargaining agreement with any labor organization. There is not pending, or to the knowledge of the Company threatened, any labor dispute, strike or work stoppage involving the employees of the Company.

         4.16.    Tax Matters.
                  -----------

                  (a) The Company has filed all tax returns required to be filed by it under the laws of the United States of America, the jurisdiction of its incorporation, and each state or other jurisdiction in which it conducts business activities and is required to file. The Company has paid or set up an adequate reserve in respect of all taxes for the periods covered by such returns. The Company has no tax liability for which no tax reserve has been made in respect of any jurisdiction in which the Company has business activities and is required to file. The Company has set up as provisions for taxes on the Company Balance Sheet amounts sufficient for all accrued and unpaid federal, state, county and local taxes of the Company, whether or not disputed, including any interest and penalties in connection therewith, for all fiscal periods ending on or before the date of the Company Balance Sheet.

                  (b) The Company's federal income tax returns have been examined by the United States Internal Revenue Service (or closed by applicable statutes) for all years to and including the fiscal year ended September 30, 2001 and no such examinations are in progress to the knowledge of the Company. Any deficiencies proposed as a result of said audits have been paid or finally settled and no issue has been raised in any such examinations which, by application of similar principles, reasonably can be expected to result in the assertion of a deficiency for any other year not so examined. The results of any settlements and any necessary adjustments in state income tax resulting therefrom are properly reflected in the Company's financial statements referred to in Section 4.7. The Company is not aware of any fact which would constitute grounds for any further tax liability with respect to the years which have not been examined. No agreements or waivers have been made by or on behalf of the Company for the extension of time for the assessment of any tax or for any applicable statute of limitations.

                  (c) Except for taxes for the payment of which an adequate reserve has been established on the Company Balance Sheet, there are no tax liens, whether imposed by any federal, state or local taxing authority, outstanding against any of the assets, properties or business of the Company.

                  (d) All taxes and assessments that the Company is required to withhold or to collect have been duly withheld or collected and all withholdings and collections have either been duly and timely paid over to the appropriate governmental authority or are, together with the payments due or to become due in connection therewith, duly reflected on the Company Balance Sheet in accordance with GAAP.

         For purposes of this Section 4.16, the term "the Company" includes each other corporation with which the Company files consolidated or combined income tax returns or reports.

         4.17. Absence of Undisclosed  Liabilities.  The Company has no material
               -----------------------------------
indebtedness, liability or obligation of any character whatsoever, whether or not accrued and whether or not fixed or contingent, other than (i) liabilities reflected in the Company Balance Sheet, (ii) liabilities incurred in the ordinary course of business (or pursuant to the liquidation) of the Company since the date of the Company Balance Sheet, (iii) indebtedness, liabilities and obligations listed on Schedule 4.17 hereto, and (iv) liabilities incurred in connection with the performance of this Merger Agreement. The Company has described all material indebtedness, liabilities or obligations of the Company known to it on Schedule 4.17 (the "Scheduled Liabilities").

         4.18. Insurance.  All significant policies of insurance,  together with
               ---------
the premiums  currently  paid  thereon,  providing  for  business  interruption, personal, Employee, product or public liability coverage with respect to the business of the Company are described on Schedule 4.18. The copies of such policies which have previously been delivered to ET are complete and correct. All such policies will be outstanding and in full force and effect at the Effective Time of the Merger and thereafter, as applicable, until the complete liquidation of the Company's business; provided, that as of the Effective Time
                                        --------
of the Merger, some or all of such policies will be terminated and the balance (if any) of such policies will be assigned to, and be for the benefit of, the Surviving Corporation to the extent that the Company is named as a party in any suit covered by such policies. Except as set forth on Schedule 4.18, there are no claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, so far as is known to the Company or any of its officers, no basis for any such claim, action, suit or proceeding exists. There are no notices of any pending or threatened terminations with respect to any of such policies and each of the Company is in compliance with all conditions contained therein.

         4.19. No Material Adverse Change. Since the date of the Company Balance
               --------------------------
Sheet, the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) or adverse change in the value of the Company such that the Company has been or would be rendered insolvent.

         4.20.  Required  Consents.  There  have been or will be  timely  filed,
                ------------------
given, obtained or taken all applications, notices, consents, approvals, orders, registrations, qualifications, waivers or other actions of any kind required by virtue of the execution and delivery of this Merger Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby.

         4.21. Securities Filings. The Company has made available to ET true and
               ------------------
complete copies of each report, statement and registration statement and amendments thereto (including, without limitation, Quarterly Reports on Form 10-QSB, as amended, and Current Reports on Form 8-K, as amended) filed by the Company with the SEC since January 1, 2000 and prior to the date hereof. The reports and statements described in the preceding sentence, and those subsequently provided or required to be provided to ET pursuant to this Agreement, are referred to collectively herein as the "Company Securities Filings". Each of the Company Securities Filings was prepared in all material respects in accordance with the requirements of the Exchange Act, and none of the Company Securities Filings contained or, as to Company Securities Filings subsequent to the date hereof, will contain, any untrue statement of a material fact or omitted or, as to Company Securities Filings subsequent to the date hereof, will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.22. Transfer Of Assets And Liabilities To Surviving Corporation.  The
               -----------------------------------------------------------
Company will have transferred to the Surviving Corporation immediately prior to the Effective Time of the Merger each and every one of its assets and the Surviving Corporation will have assumed all of the Company's liabilities and obligations now existing or hereafter arising out of the business and operations of the Company through the period ending immediately prior to the Effective Time of the Merger.

         4.23.    Interested  Party  Transactions.  No event has  occurred  that
                  -------------------------------
would   be  required   to  be  reported  as  a  Certain Relationship or Related
Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         4.24.  Takeover  Statutes.  The Board of  Directors  of the Company has
                ------------------
approved this Agreement and the consummation of the transactions contemplated hereby and such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Board of Directors of the Company under the provisions of any applicable "fair price", "moratorium", "control share acquisition" or other anti takover statute or regulation such that such statute or regulation does not apply to the Merger and the acquisition of the Merger Shares pursuant to Article 3 and the other transactions contemplated hereby. To the best knowledge of the Company, no state takeover statute is applicable to the Merger and the other transactions contemplated hereby.

         4.25.    Company Common Stock.
                  --------------------

                  (a) The shares of Company Common Stock to be issued pursuant to Section 3.1(a) (the "Merger Shares") have been duly authorized and, when issued pursuant to the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be free and clear of all liens and restrictions, other than restrictions on transfer imposed by the Securities Act and state securities laws, including without limitation "blue sky" laws.

                  (b) Each and every offering or sale of securities and debt instruments by the Company or any of its affiliates has complied in all respects with all applicable foreign, federal and state securities laws.

                  (c) The transactions contemplated by this Agreement will comply in all respects with all applicable foreign, federal and state securities laws.

         4.26. Disclosure;  Representations and Warranties. The Company has made
               -------------------------------------------
true and complete responses to all of ET's requests for information, documents, contracts, agreements and records of the Company relating to the business of the Company. Neither this Merger Agreement nor any statement, certificate, writing or document furnished to ET by the Company in connection with this Merger Agreement contains, as of the dates of such documents, any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

         4.27. Finders or Brokers.  The Company has not utilized the services of
               ------------------
any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission in connection with this Merger Agreement or upon consummation of the transactions contemplated hereby.

                 ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF ET

         ET represents and warrants that:

         5.1      Corporate  Status.  ET  is  a  limited company duly organized,
                  -----------------
validly   existing  and  in  good  standing under the laws of Hong Kong, Special
Administrative Region of China.

         5.2 Corporate  Power.  ET has the  corporate  power to own,  lease,  or
             ----------------
operate all properties and assets owned, leased or operated by it, to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

         5.3   Articles   of   Incorporation.   Copies  of  ET's   Articles   of
               -----------------------------
Incorporation, and any amendments or restatement thereof through the date hereof, as filed with the Companies Registry of Hong Kong as well as all relevant governmental operating licenses, have been presented to the Company for review.

         5.4      By-Laws.  ET  has  provided  the  Company  with  a copy of its
                  -------
by-laws and such copy is true and complete.

         5.5  Capitalization.  The  authorized  share  capital of ET consists of
              --------------
30,000,000 ordinary shares, with par value of HK$1 per share, of which 30,000,000 shares are issued and fully paid. ET has no outstanding subscription, options, warrants, call, or other agreement or commitments entitling any person to purchase or otherwise acquire any shares of common stock of ET or other capital stock or securities of ET, including any right of conversation or exchange under any outstanding security or other instrument. ET is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock of any security convertible or exchangeable for any of its capital stock. There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of ET. The common stock of ET is vested with all the voting rights in ET.

         5.6      Subsidiaries.    ET   has   no   subsidiaries   or  affiliated
                  ------------
corporations within the meaning of Section 1563 (a) or Section 1564 of the Code.

         5.7      Shareholders.  The shareholders  of ET listed on Exhibit A are
                  ------------
the only shareholders of ET.

         5.8      Stock Paid and  Nonassessable.  The  ET  Shares have been duly
                  -----------------------------
 and validly authorized and issued, and are fully paid and nonassessable and free from preemptive and cumulative voting rights.

         5.9 Authorization.  This Agreement has been duly authorized,  executed,
             -------------
and delivered by ET, and has been approved by the Board of Directors of ET, and constitutes a valid and binding agreement of ET enforceable in accordance with its terms, subject to (a) approval by the requisite majority of holders of ET Common Stock, (b) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (c) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

         5.10  Financial  Statements.  ET has  provided the Company with audited
               ---------------------
financial statements for the fiscal years ended 31 December, 1999 and 31 December, 2000 (the "ET Financial Statements"). The ET Financial Statements are complete and correct and have been prepared in accordance with generally accepted accounting principals on a basis consistent with prior periods and fairly present the financial condition of ET at the date of such statements, and the results of operations for the period ended on such date and reflect all adjustments which are necessary for a fair presentation of the results reported.

         5.11     Compliance.  ET  is  not in breach  of, or in  conflict  with,
                  ----------
any of the terms, conditions,  or  provisions  of its Articles of Incorporation.

         5.12     Directors and Officers.  As of the  date hereof, ET's officers
                  ----------------------
and directors of ET are as set forth on Schedule 5.12.

         5.13 Title to Property.  ET has good and marketable title to all of the
              -----------------
property and assets reflected in the balance sheet delivered pursuant to Section
5.10 and such property and assets are not subject to any mortgage, pledge, lien or encumbrance.

         5.14   Patents,   Trademarks,   etc.  ET  has  received  no  notice  of
                ----------------------------
infringement of, or conflict with, asserted rights of others with respect to any patents, trademarks, service marks, trade names or copyright, nor is ET aware of any infringement by other upon its name. There are no patents, patent rights, trademarks, service marks, conducted or as contemplated by ET which ET does not own or possess adequate rights to use. All of ET's employees, have transferred to ET all of their right, title and interest in and to any intellectual property owned by them or in which they share an ownership interest (if any) related in any way to ET's business.

         5.15 No Regulatory Violation.  To the best of ET's knowledge, ET is not
              -----------------------
in violation of any law, statue, order, rule, regulation, writ, injunction, or decree of any governmental authority or court, domestic or foreign, with respect to the conduct of its business, the operation of ET's facility or the ownership of its properties, nor will the execution of this Agreement or consummation of any of the transactions contemplated by this Agreement result in any such violation.

         5.16 No Contractual Violation. Neither the execution of this Agreement,
              ------------------------
nor the performance of ET's obligations pursuant to this Agreement or the consummation of the transactions contemplated hereby, will conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute, or with the passage of time or the giving of notice constitute, a default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond debenture, note agreement, or other evidence of indentureness, lease, contract or other agreement or instrument to which ET is a party, or by which ET or any of its properties is bound, or ET's Articles of Incorporation; and no consent, approval, authorization, or order of any court or governmental agency or body is required for the consummation by ET of the transactions contemplated hereby.

         5.17     Material Contracts. ET warrants that there are  no undisclosed
                  ------------------
material agreements, written or oral, related to ET.

         5.18     Undisclosed Liabilities. ET has no  liabilities  of any nature
                  -----------------------
except as specifically disclosed to Staruni in writing.

         5.19 Litigation. There are no actions, suits or proceedings to which ET
              ----------
is a party, or of which any of its property is the subject, pending before or brought by any court or governmental agency or body, nor, to the knowledge or ET, is any such action, suit, or proceeding threatened, which would, singly, or in the aggregate, result in any material adverse change in the condition (financial or otherwise), business, key personnel, properties, assets, results of operations (present or prospective) or net worth of ET.

         5.20  Profit  Sharing  Plans,  Etc.  ET is not a  party  to and  has no
               ----------------------------
obligation, contingent or otherwise, under any materials, oral or written, expressed or implied: (i) commitment or agreement, with officers, directors, employees, or any other persons providing similar services; (ii) agreement or arrangement providing for the payment of any incentive, bonus, commission, or deferred compensation or severance or termination pay; (iii) pension, profit sharing, stock purchase, stock option, group life insurance, hospitalization insurance, disability, retirement, or any other employee benefit plan, fringe benefit plan, agreement, or arrangement, whether formal or informal and whether legally binding or not; or (iv) collective bargaining or union contract or agreement.

         5.21 Tax  Returns.  ET has timely  filed all tax  returns  and  reports
              ------------
required to be filed by it, and has paid in a timely manner all taxes that are shown on such returns as being due and payable other than such taxes as are being contested in good faith and for which adequate reserves have been established. ET is not a Subchapter S Corporation.

         5.22 No Material  Changes.  There have been no material adverse changes
              --------------------
in the condition (financial or otherwise), results of operations, or shareholders' equity of ET since the date of the latest balance sheet contained in Schedule 5.10, except for changes (material or otherwise) resulting from its operations conducted in the ordinary course of business.

         5.23 Brokers.  All finders' fees or brokerage  commissions  of any kind
              -------
will be payable by ET in connection with the transactions described in this Agreement.

         5.24  Disclosure  of Material  Facts.  ET has not  knowingly  failed to
               ------------------------------
disclose to the Company any facts material to the assets, liabilities, earnings, prospects, and business of ET. No representation or warranty by ET contained in this Agreement, and, to the best of its knowledge, no statement contained in any document (including, without limitation, the financial statements and Exhibits hereto), list, certificate, or other writing furnished or to be furnished by or on behalf of ET or any of its representations in connection with the transactions contemplated hereby, contains or will contain any untrue statements of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements contained herein or there not misleading or necessary in order to provide fully and fairly the information required to be provided in any such document, list, certificate, or other writing.

         5.25  Interpretation.  As  used  in  this  Agreement,  the  term  "best
               --------------
knowledge" or "ET's best knowledge" refers to the best knowledge of the officers and directors of ET.

                 ARTICLE 6. TRANSACTIONS PRIOR TO THE EFFECTIVE
                               TIME OF THE MERGER

         6.1.     Stockholders' Consent.
                  ---------------------

                  (a) The Board of Directors of the Company will submit (i) this Merger Agreement and the Merger, (ii) the Amended and Restated Charter, (iii) the Contribution Transaction, and (iv) the Private Placement Offering to its shareholders for their adoption and will recommend to its shareholders such adoption. In connection therewith, the Company shall prepare and file with the SEC, as soon as practicable, the Information Statement and shall use its best efforts promptly to obtain clearance by the staff of the SEC of the mailing of such material to its shareholders. The Company will use its best efforts to obtain the necessary approval of this Merger Agreement, the Amended and Restated Charter and the Private Placement Offering by its shareholders and will take as soon as practicable such other and further actions as may be required by this Merger Agreement and as may be required by law to effectuate the Merger and the other transactions contemplated hereby. In obtaining the authorization and approval of its shareholders, the Company shall comply with all applicable Federal and state securities and other laws in connection with the transactions to be effected hereunder. Without limiting the generality of the foregoing, the Company agrees that the information contained in the Information Statement (other than information as to ET furnished to the Company in writing by ET) (i) will comply in all respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case when first mailed to the Company's shareholders and at all times thereafter through the Effective Date of the Merger. The Company shall not distribute any material to its shareholders in connection with this Merger Agreement and the transactions contemplated hereby other than materials contained in the Information Statement cleared by the staff of the SEC, except such additional material cleared by the staff of the SEC.

                  (b) Without limiting the generality of the foregoing, ET agrees that the information as to ET furnished to the Company in writing by ET for use in the Information Statement (i) will comply in all respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case on the date on which the Information Statement is first mailed or distributed to the Company's shareholders ("Mailing Date") and at all times thereafter through the Effective Date of the Merger.

         6.2.  Approvals;  Consents.  The  Company  will  obtain  or cause to be
               --------------------
obtained all consents, approvals and authorizations required by any applicable requirement of law or by any contract or agreement to be obtained by the Company in connection with the consummation of the Merger. ET will obtain or cause to be obtained all consents, approvals and authorizations required by any applicable requirement of law or by any contract or agreement to be obtained by ET in connection with the consummation of the Merger.

         6.3.     Conduct and Liquidation of Business Prior to Effective Time of
                  --------------------------------------------------------------
the Merger.
-----------

                  The Company agrees that from the date hereof to the Effective Time of the Merger, and except as otherwise consented to or approved by an officer of ET in writing or required by this Merger Agreement:

                           (i)      No  change  shall be made in  the  number of
shares of authorized or issued capital stock of the Company; nor shall any option, warrant, call, commitment, right or agreement of any character be granted or made by the Company relating to its respective authorized or issued capital stock.

                           (ii)     No  dividend  shall  be  declared or paid or
other distribution or payment declared, made or paid in respect of the Company Common Stock.

                           (iii)    No powers of attorney  shall  be  granted by
the Company except as may be necessary for the conduct of meetings of shareholders or directors of the Company.

                           (iv)     The  Company  shall terminate all contracts,
agreements, commitments, understandings or instruments of the Company, including the Material Contracts, and to deliver evidence of such termination to ET prior to the Effective time of the Merger.

                           (v)      Except  as  agreed  pursuant to Section 3.2,
prior  to  the  Effective  Time of the Merger,  the Company will  terminate  the employment of all of its employees, and shall give any notices required to be given, and provide any benefit required to be paid or continued, pursuant to the Worker Adjustment and Retraining Notification Act ("WARN"), COBRA or any other applicable federal, state or local laws, regulations, ordinances, orders, injunctions, or decrees, or administrative decisions or directives, with respect to such termination of employment.

         6.4. Letters of the Company's  Accountants.  The Company shall cause to
              -------------------------------------
be delivered two letters from the Company's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to ET, in form and substance reasonably satisfactory to ET and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         6.5.     NASD  Listing. The Company shall cause the shares of Surviving
                  -------------
Corporation Common Stock to be authorized for quotation on the OTCBB of the NASD.

         6.6.     Resignations.  The Company  shall  deliver  to ET  resignation
                  ------------
letters effective as of the Closing Date, in form and substance reasonably satisfactory to counsel for ET, signed by each director and officer of the Company.

         6.7.     Access to Information and Documents.
                  -----------------------------------

                  (a) From the date hereof to the Effective Time of the Merger, the Company shall give to, or cause to be made available for, ET and ET shall give to, or cause to be made available for, the Company and their respective counsel, accountants and other representatives full access during normal business hours to all properties, documents, contracts, employees and records of the Company or ET and furnish the other party with copies of such documents and with such information as such party from time to time reasonably may request; provided, however, that nothing herein shall be deemed to obligate the Company or ET to provide the other party access to information or operations the access to which is restricted for statutory or other governmental security purposes. The Company will make available to ET for examination correct and complete copies of all Federal, state, local and foreign tax returns filed by the Company, together with all available revenue agents' reports, all other reports, notices and correspondence concerning tax audits or examinations and analyses of all provisions for reserves or accruals of taxes including deferred taxes.

                  (b) Until the Effective Time of the Merger (and, if this Merger Agreement is terminated prior to the Effective Time of the Merger, at all times after such termination), the Company and ET will not disclose or use any confidential information obtained in the course of their respective investigations, except to the extent that any such confidential information subsequently becomes public knowledge.

                  (c) If the Merger is not consummated and this Merger Agreement is terminated, then ET shall promptly return all documents, contracts, records or properties of the Company furnished by the Company to ET, and all copies thereof, and the Company shall promptly return all documents, contracts, records or properties of ET furnished by ET to the Company, and all copies thereof.

         6.8.     Periodic Information.
                  --------------------

                  (a) From the date hereof to the Effective Date of the Merger, the Company shall furnish ET with such additional financial and operating data and other information regarding its business, reasonably available to the Company, as ET shall from time to time reasonably request.

                  (b) From the date hereof to the Effective Date of the Merger, the Company shall, promptly and in a timely manner, notify ET of any of the occurrence of any event, or the failure of any event to occur, that results in a misrepresentation by the Company or the breach of any warranty by the Company, or any failure by the Company to comply with any covenant, condition or agreement contained herein.

                  (c) From the date hereof to the Effective Date of the Merger, ET shall furnish the Company with such additional financial and operating data and other information regarding its business, reasonably available to ET, as the Company shall from time to time reasonably request.

                  (d) From the date hereof to the Effective Date of the Merger, ET shall, promptly and in a timely manner, notify the Company of the occurrence of any event, or the failure of any event to occur, that results in a misrepresentation by ET or the breach of any warranty by ET, or any failure by ET to comply with any covenant, condition or agreement contained herein.

         6.9.  Representations.  The  Company  and ET (a) will  take all  action
               ---------------
necessary to render accurate as of the Effective Time of the Merger their respective representations and warranties contained herein, (b) will refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and (c) will perform or cause to be satisfied each covenant or condition to be performed or satisfied by them under this Merger Agreement.

         6.10.    Deliveries by the Company.
                  -------------------------

                  On or prior to the Mailing Date, ET shall have received the following:

                  (a) An opinion, dated the Mailing Date, of the Law Offices of Bruce D. Stuart, counsel to the Company, to the effect that, while such counsel assumes no responsibility for any events, occurrences or statements of fact relating to the Company or for the accuracy, completeness or fairness of any statements contained in the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein, with respect to the information in the Information Statement relating to the Company, such counsel has no reason to believe that the Information Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (b) A certificate of the Company's President and its chief financial officer, dated the Mailing Date, in form and substance satisfactory to ET, stating that (A) the Company has complied in all material respects with the agreements contained herein on its part to be performed on or prior to such date, and (B) the representations and warranties of the Company contained herein are true and correct in all material respects at and as of the date of such certificate, except to the extent affected by the transactions contemplated hereby and by the liquidation of the Company as permitted by the provisions of
Section 6.3 prior to the Mailing Date, with the same effect as though such representations and warranties had been made at and as of such date.

                  (c) A certificate of the Company's President and its chief financial officer, dated the Mailing Date, in form and substance satisfactory to ET, stating that all approvals, consents and waivers required by this Agreement have been obtained, specifically identifying such consents, waivers and attaching copies thereof to such certificate.

                  (d) A complete set of Schedules to this Agreement shall have been delivered by the Company to ET and the form and content of such Schedules shall be satisfactory to ET in its sole and complete discretion.

         6.11.    Information.
                  -----------

                  (a) The Company will furnish ET with all information concerning the Company reasonably required for inclusion in any application made by ET to any stock exchange or any governmental or regulatory body in connection with the transactions contemplated by this Merger Agreement.

                  (b) ET will furnish the Company with all information concerning ET reasonably required for inclusion in the Information Statement or any application made by the Company to the SEC, any stock exchange or any governmental or regulatory body in connection with the transactions contemplated by this Merger Agreement.

         6.12.    Notice of Breach.
                  ----------------

                  (a) ET will immediately give notice to the Company of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by ET or a failure by ET to comply with any covenant, condition or agreement contained herein.

                  (b) The Company will immediately give notice to ET of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by the Company or a failure by the Company to comply with any covenant, condition or agreement contained herein.

         6.13.  Negotiations  with Third Parties.  The Company will not, without
                --------------------------------
the prior written approval of ET, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company to take any such action, and the Company shall promptly notify ET of all relevant terms of any such inquiries and proposals received by the Company or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to ET a copy of such inquiry or proposal; provided, however, that nothing contained in this Section 6.13 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal, which proposal is at a materially higher value, by such person or entity to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of the Company if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is appropriate for such Board of Directors to comply with its fiduciary duties to shareholders under applicable law; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction; or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 6.1 if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to shareholders under applicable law; provided, further, however, that in consideration of ET's willingness to incur the expenses and devote the time and resources necessary to seek to consummate the transactions contemplated hereby, if the transactions contemplated hereby fail to be consummated because the Company has taken any of the actions contemplated in clauses (i) through (iii) above and the Competing Transaction is consummated, the Company shall pay to ET, by bank check or wire transfer of immediately available funds, an amount equal to $1,000,000. For purposes of this Merger Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Merger Agreement, including the Liquidation) involving the Company: (I) any merger, consolidation, share exchange, business combination or similar transaction; (II) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company, taken as a whole; (III) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership of, or any group (as such term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of the Company; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         6.14.    Tax Matters.
                  -----------

                  (a) (i) The Company shall be responsible for the payment of all taxes of the Company attributable to taxable periods ending on or before the date of the Effective Time of the Merger (the "Pre-ETM Period") to the extent that payment of such taxes (through payment of estimated taxes, withholding or in any other manner) has not been made prior to the Effective Time of the Merger including any taxes resulting from the transfer of assets by the Company. The term "Taxes" shall mean all taxes, charges, fees, interest, penalties, additions to tax or other assessments, including but not limited to income (whether net or gross), excise, property, sales, transfer, use, value added, franchise taxes, payroll, wage, unemployment, worker's compensation, social security, capital, occupation, estimated, and customs duties imposed by any Tax Authority. The term

"Tax Authority" as used in this Section 6.14 shall mean any domestic or foreign national, state or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any regulatory or taxing authority.

                      (ii)In the case of any taxable period that includes (but does not end on) the date of the Effective Time of the Merger, the Taxes of the Company which shall be considered attributable to the pre-ETM Period shall be computed as if such taxable period had in fact ended at the Effective Time of the Merger and such Taxes as so computed shall be the responsibility of the Company to the extent that payment of such Taxes has not been made prior to the Effective Time of the Merger.

                  (b) The amount of any Taxes attributable to any taxable period that includes (but does not end on) the date of the Effective Time of the Merger shall be determined on the basis of the permanent books and records (including workpapers) of the Company by assuming that the Company had a taxable year which ended at the Effective Time of the Merger, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a time basis.

                  (c) The Company shall prepare and timely file or shall cause the preparation and timely filing of all tax returns required to be filed prior to the Effective Time of the Merger. The Surviving Corporation shall have the sole responsibility for the preparation and filing of all other tax returns of the Company.

                  (d) The Company shall retain its records relating to all tax periods which remain subject to audit by action or statute or waiver for all Pre-ETM Periods. To the extent that such records are currently maintained in both a hard copy and an electronic media format, both such types of records that pertain to the income or operations of the Company prior to the close of business on the date of the Effective Time of the Merger will be retained by the Company and will not be destroyed prior to the expiration of the applicable statute of limitations.

         6.15.  Takeover Statute.  If any "fair price,"  "moratorium,"  "control
                ----------------
share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of its Board of Directors, shall grant such approvals and take such actions as are necessary so that the Merger and the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

         6.16.  Notice of  Dissenting  Shares.  Prior to the Closing  Date,  the
                -----------------------------
Company shall furnish ET with the name and address of each Company shareholder who, prior to Closing Date, has requested appraisal rights pursuant to the CGCL and the number of Dissenting Shares owned by such dissenting shareholder.

               ARTICLE 7. CONDITIONS TO OBLIGATIONS OF THE PARTIES

         The obligations of the parties under this Merger Agreement are subject to the fulfillment and satisfaction of each of the following conditions, any one or more of which may be waived by ET and the Company.

         7.1. Stockholder Approvals. On or before the Effective Time of the Merger, this Merger Agreement shall have been approved by the affirmative vote of holders at least 51% of the outstanding shares of stock of each of the Company and ET entitled to vote thereon and the shareholders of the Company shall have approved the Amended and Restated Charter by the affirmative vote or written consent of holders of 51% of the shares entitled to vote thereon.

         7.2.     Regulatory  Approvals.  On or before the Effective Time of the
                  ---------------------
Merger, all applicable approvals of governmental regulatory authorities of the United States of America or of any state or political subdivision thereof required to consummate the Merger shall have been obtained.

         7.3.  No  Injunctions;  Illegality.  No  temporary  restraining  order,
               ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the Merger or any of the other transactions contemplated by this Agreement illegal or prevents or prohibits the consummation of the Merger or any of the other transactions contemplated by this Agreement.

                   ARTICLE 8. CONDITIONS TO OBLIGATIONS OF ET

         The obligations of ET hereunder are subject to the satisfaction, at or before the Effective Time of the Merger, of the following conditions (any of which may be waived, in whole or in part, by ET):

         8.1. Representations and Warranties. The representations and warranties
              ------------------------------
of the Company contained in this Merger Agreement (including the Schedules and Exhibits hereto), or in any certificate or document delivered to ET in connection herewith, shall be true in all material respects the Closing Date as if made again on and as of the Closing Date. The Company shall have duly performed and complied with all agreements and conditions required by this Merger Agreement to be performed or complied with by the Company at or before the Closing Date. ET shall have been furnished with certificates of appropriate officers of the Company, dated the Closing Date, certifying in such detail as ET may reasonably request to the fulfillment of the foregoing conditions.

         8.2. The Company's Performance.  Each of the obligations of the Company
              -------------------------
to be performed by it on or before the Closing Date pursuant to the terms of this Merger Agreement shall have been duly performed in all material respects as of the Closing Date, and the Company shall have delivered to ET a certificate to such effect signed by the President of the Company.

         8.3. Authority.  All action required to be taken by, or on the part of,
              ---------
the Company to authorize the execution, delivery and performance of this Merger Agreement by the Company and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and shareholders of the Company.

         8.4. Filing of Charter  Amendment.  Before  the  Effective  Time of the
              ----------------------------
Merger the Company shall have filed the Amended and Restated Charter with the Secretary of State of California.

         8.5. Mailing  Date  Documents.  ET shall  have  received on the Mailing
              ------------------------
Date the  documents  which it is to receive  under Section 6.10.

         8.6. Opinion of the Company's  Counsel.  The  Law  Offices  of Bruce D.
              ---------------------------------
Stuart, special counsel to the Company, shall have delivered to ET an opinion, dated the Closing Date and addressed to ET, in the form attached hereto as Exhibit B.
---------

         8.7. Effectiveness  of the  S-4.  The  S-4  shall  have  been  declared
              --------------------------
effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

         8.8. Listing of Shares. The shares of Company Common Stock  issuable in
              -----------------
accordance with this Agreement shall be eligible for quotation on the OTCBB of the NASD.

         8.9. Secretary's Certificate.  The Company shall have delivered to ET a
              -----------------------
copy of (A) the resolutions adopted by the Board of Directors of the Company authorizing execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated hereby (B) the bylaws of the Company (C) the Amended and Restated Charter and (D) incumbency certificates certifying the signature and office of each officer executing this Agreement, the Certificate of Merger and the Contribution Agreement in each case, along with a certificates executed on behalf of the Company's Secretary certifying to ET that such documents are true, correct and complete, and that in the case of
(A), (B) and (C) such documents were duly adopted and have not been amended or rescinded.

         8.10.Other Matters.  Such other certificates, documents and instruments
              -------------
as ET reasonably may request which are related to the transactions contemplated hereby.

         8.11.Legal Matters  Satisfactory.  All legal  matters, and the form and
              ---------------------------
substance of all documents to be delivered by the Company to ET at the Effective Time of the Merger, shall have been approved by, and shall be satisfactory to, ET.

         8.12.  Diligence  and  Corporate  Matters.  The  corporate  matters and
                ----------------------------------
affairs of the Company, and the results of any and all due diligence inquiries by ET and its representatives, shall be acceptable to ET and its counsel in the sole discretion of ET; provided, however, that neither the provisions of this paragraph nor any other provisions of this Agreement shall lessen the ability of ET to rely upon the representations, warranties, covenants and agreements of the Company.

               ARTICLE 9. CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The   obligations   of  the  Company   hereunder  are  subject  to  the
satisfaction, at or before the Effective Time of the Merger, of the following conditions (any of which may be waived, in whole or in part, by the Company):

         9.1. Representations and Warranties. The representations and warranties
              ------------------------------
of ET contained in this Merger Agreement, or in any certificate or document delivered to the Company in connection herewith, shall be true in all material respects at the Effective Time of the Merger as if made again on and as of the Effective Time of the Merger. ET shall have duly performed and complied with all agreements and conditions required by this Merger Agreement to be performed or complied with by ET at or before the Effective Time of the Merger. The Company shall have been furnished with certificates of appropriate officers of ET, dated the Effective Time of the Merger, certifying in such detail as the Company may reasonably request to the fulfillment of the foregoing conditions.

         9.2. ET's Performance. Each of the obligations of ET to be performed by
              ----------------
it on or before the Effective Time of the Merger pursuant to the terms of this Merger Agreement shall have been duly performed in all material respects at the Effective Time of the Merger, and at the Effective Time of the Merger ET shall have delivered to the Company a certificate to such effect signed by the President of ET.

         9.3. Authority.  All action required to be taken by, or on the part of,
              ---------
ET to authorize the execution, delivery and performance of this Merger Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and the sole stockholder of ET.

         9.4. Legal Matters  Satisfactory.  All legal  matters, and the form and
              ---------------------------
substance of all documents to be delivered by ET to the Company at the Closing, shall have been approved by, and shall be satisfactory to, the Company.

                             ARTICLE 10. TERMINATION

         10.1.    Termination.
                  -----------

                  This Merger Agreement may be terminated and the Merger abandoned at any time before the Effective Time of the Merger:

                  (a) by the written consent of the Company and ET;

                  (b) by ET, if there has been a material misrepresentation in this Merger Agreement by the Company, or a material breach by the Company of any of its warranties or covenants set forth herein, or a failure of any condition to which the obligations of ET hereunder are subject;

                  (c) by the Company, if there has been a material misrepresentation in this Merger Agreement by ET, or a material breach by ET of any of the warranties or covenants of ET set forth herein, or a failure of any condition to which the obligations of the Company hereunder are subject;

                  (d) by either the Company or ET if the Effective Time of the Merger shall not have occurred before February 1, 2002 for any reason other than the failure of the party seeking to terminate this Merger Agreement to perform its obligations hereunder or a misrepresentation or breach of warranty by such party herein or as a result of the failure of any regulatory agency to have issued its approval;

                  (e) by ET if more than 5% of the outstanding shares of Company Common Stock are Dissenting Shares; or

                  (f) by ET if the Board of Directors of the Company (i) fails to make or withdraws or modifies its recommendation to the shareholders of the Company to vote in favor of the Merger and the offer transactions contemplated hereby, or (ii) recommends to the Company's shareholders approval or acceptance of a Competing Transaction, in each case only if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is appropriate for such Board of Directors to comply with its fiduciary duties to shareholders under applicable law.


                            ARTICLE 11. MISCELLANEOUS

         11.1. Expenses.  Except as otherwise provided herein, the Company shall
               --------
pay all of the expenses of the Company and ET, in connection with the preparation and performance of the terms of this Merger Agreement and the transactions contemplated hereby, including all fees and expenses of each party's investment bankers, counsel and accountants.

         11.2.    Survival of Representations and Warranties.
                  ------------------------------------------
                  (a) Except as provided below, the representations and warranties of the Company contained in Article 4 and the representations and warranties of ET contained in Article 5 shall terminate upon (i) the first anniversary date of the Effective Time of the Merger, or (ii) the termination of this Merger Agreement and abandonment of the Merger pursuant to the provisions of Section 10.1(a) or 10.1(d) (except for the agreements as to expenses contained in Section 11.1), and the parties hereto shall have no continuing obligations or liabilities with respect thereto.

                  (b) If either ET or the Company shall have the right to terminate this Merger Agreement and abandon the Merger pursuant to the provisions of Section 10.1(b) or Section 10.1(c), then the party which does not have the right so to terminate this Merger Agreement will use its reasonable efforts to cure the condition giving rise to such right. If such party is unable to cure the condition giving rise to such right, the other may exercise its right under Section 10.1(b) or Section 10.1(c) to terminate the Merger Agreement and abandon the Merger, or may waive such right and proceed to consummate the Merger. In any such event, the representations, warranties, covenants and agreements (except for the agreements and as to expenses contained in Section 11.1) of the parties shall terminate, and the parties hereto shall have no continuing obligations or liabilities with respect thereto, except as set forth in this Section 11.2(b).

         11.3.    Governing Law. This Merger Agreement shall be governed by, and
                  -------------
construed and enforced in accordance with, the laws of the state of California applicable to contracts made and to be performed within such state.

         11.4. Notices. All notices, consents, requests, instructions, approvals
               -------
and other communications provided for herein shall be deemed validly given, made or served if in writing and delivered personally (as of such delivery) or sent by certified mail (as of two days after deposit in a United States post office), or sent by overnight courier service (as of two days after delivery to an internationally recognized courier service), or by telex, facsimile or telegraph (upon receipt), in any case, postage and charges prepaid,

                  (a)      if to ET, addressed to:

                           Elephant Talk Limited.
                           Room 1901, Tower 3
                           Enterprise Square, 9 Sheung Yuet Road
                           Kowloon Bay, Kowloon
                           Hong Kong
                           Telephone: (852) 2707-0703
                           Facsimile: (852) 2707-0707
                           Attention: Mr. Russelle Choi

                  (b)      if to the Company, addressed to:

                           Staruni Corporation
                           1642 Westwood Blvd.
                           Los Angeles, CA 90024
                           Facsimile: 1 (310) 470-9127
                           Attention:  Bruce D. Stuart

         or such other address as shall be furnished in writing by either party to the other.

         11.5.    Press Releases. ET and the Company  will consult and cooperate
                  --------------
in the issuance, form, content and timing of any press releases issued in connection with the transactions contemplated by this Merger Agreement.

          11.6.   Assignment; Amendments, Waivers.
                  -------------------------------

                  (a) Neither ET nor the Company shall assign any of its rights or obligations under this Merger Agreement without the prior written consent of the other.

                  (b) This Merger Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Merger Agreement.

                  (c) No provision of this Merger Agreement may be amended, modified or waived except by written agreement duly executed by each of the parties. No waiver by either party of any breach of any provision hereof shall be deemed to be a continuing waiver thereof in the future or a waiver of any other provision hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         11.7.    Entire  Agreement. This Merger Agreement represents the entire
                  -----------------
agreement between the parties and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof.

         11.8. Severability. If any term, provision, covenant or restriction of this Merger Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Merger Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Merger Agreement.

         11.9.     Headings.  The headings herein are for  convenience  only, do
                  ---------
not constitute a part of this Merger Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         11.10.  Counterparts.  This Merger  Agreement may be executed in one or
                 ------------
more counterparts which, taken together, shall constitute one and the same instrument, and this Merger Agreement shall become effective when one or more counterparts have been signed by each of the parties.

         IN WITNESS WHEREOF, this Agreement of Merger and Plan of Reorganization has been duly executed by the parties hereto on the day and year first above written.

                          ELEPHANT TALK LIMITED.


                          By: _________________________
                               Name: Russelle Choi
                                   Title: CEO



                          STARUNI CORPORATION


                          By: _________________________
                              Name: Bruce D. Stuart
                                Title: President

                       Exhibit A - ET List of Shareholders



Shareholders                                   Number of Shares                  Proportional
                                               to be Transferred (in '000)       Share (%)


Man Eagle Limited                                     4,998                         16.7
28/F., Emperor Group Centre,
288 Hennessy Road, Wanchai, Hong Kong

Supreme Luck Management Co. Limited                   3,381                         11.3
6/F., 24 Des Voeux Road, Central,  Hong Kong

Dragon Source International Limited                   1,470                          4.9
Room 1206, Chevalier House,
45-51 Chatham Road South,
 Tsimshatsui, Kowloon, Hong Kong

Wellgear Far East Limited                             1,911                          6.4
16 La Salle Road, Block 10-1A
Kowloon, Hong Kong

Wiseley International Limited                           735                          2.5
1385 & 1387, 13/F, International Trademart,
Wang Chin Street, Kowloon Bay, Hong Kong

Jenwell Limited                                         735                          2.5
1385 & 1387, 13/F, International Trademart,
Wang Chin Street, Kowloon Bay, Hong Kong

Theresa Tsoi                                            588                          2.0
        ----
c/o Elephant Talk Limited
Room 1901-7  Tower 3, Enterprise Square
9 Sheung Yuet Road Kowloon, Hong Kong

Ieong Hio Tong, Ken                                     588                          2.0
-----
44 Fletcher Road, Bedford, MA 01730, U.S.A.

Wiselink Technology Limited                             294                          1.0
Room 1901-7  Tower 3, Enterprise Square,
9 Sheung Yuet Road ,Kowloon, Hong Kong

The Hartcourt Companies, Inc                         15,300                         51.0
19222 Pioneer Blvd., Suite 100
Cerritos, CA 90703, USA

Total:                                               30,000                        100.0

                     Exhibit B - Opinion of Company Counsel

                         Law Offices of Bruce D. Stuart
                               1642 Westwood Blvd.
                                    Suite 201
                              Los Angeles, CA 90024

                                 January 4, 2002

To Whom It May Concern:

                  The undersigned has acted as legal counsel to Staruni Corporation (the "Company") and is familiar with the terms and conditions of the Agreement of Merger and Plan of Reorganization between Staruni Corporation and Elephant Talk Limited after having reviewed all of the documents supporting the Agreement. This office assumes no responsibility for any events, occurrences or statements of fact relating to the Company or for the accuracy, completeness or fairness of any statements contained in the Proxy Statement previously issued by the Company or the Agreement of Merger, and this office expresses no opinion as to the financial statements or other financial or statistical data contained therein, with respect to the information in the Information Statement relating to the Company.

                  It is the opinion of this office that the transaction contemplated in the Agreement of Merger and Plan of Reorganization between Staruni Corporation and Elephant Talk Limited may proceed, and that the Information Statement, as amended or supplemented as of this date, does not contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                    Very truly yours,



                                         Bruce D. Stuart

                                                                  Schedule 2.5

                              OFFICERS & DIRECTORS




                  Russelle Choi               Chairman, Chief Executive Officer
                                               And Director

                  Bruce D. Stuart             Director

                  Ken Ieong                   Director

                  Manu Ohri                   Director

                  Stephen Tang                Director

                  Dennis Poon                 Director

                                  Schedule 4.10


         None

                                  Schedule 4.12


         None

                                  Schedule 4.13

The Company is currently a defendant in the case of Republic Leasing Company, Inc. Vs. Pego Systems, Inc. Los Angeles Superior Court Case No. NC 029 552. Plaintiff's attorney have offered the Company's dismissal from the litigation in exchange for a mutual release and waiver of costs, which the Company has accepted. Settlement documents have been provided to Republic Leasing Company, Inc. for approval and signature. The Company anticipates that its dismissal from the litigation will occur within the next thirty days.

                                  Schedule 4.14


None

                                  Schedule 4.17


         None

                                  Schedule 4.18


         None

                                 January 4, 2002




Staruni Corporation
1642 Westwood Blvd.
Los Angeles, CA 90024

To Whom It May Concern:

         This shall serve as my notice of resignation as an officer and employee of Staruni Corporation effective as of this date.

                           Very truly yours,


                           Bruce Stuart

                               INDEMNITY AGREEMENT

         The parties to this Agreement are Bruce Stuart ("Stuart"), on the one hand, and Elephant Talk Limited and Staruni Corporation (collectively referred hereto as "ET") on the other.

         WHEREAS, a merger is scheduled to occur between Staruni Corporation and Elephant Talk Limited; and

         WHEREAS, Staruni Corporation's businesses prior to such merger consist of Cyberhotline.com and Ibargain.com (collectively "the ISP business"); and

         WHEREAS, Elephant Talk had requested that Staruni Corporation spin-off the ISP business at the same time as the completion of merger, which spin-off was unable to be accomplished prior to the completion of merger;

         IT IS NOW AGREED AS FOLLOWS:

         For valuable consideration received, the adequacy of which is hereby acknowledged by Stuart, Stuart shall indemnify ET and hold ET harmless from any and all potential and actual claims, liens, damages, injuries, liabilities and lawsuits which may occur as a result of ET's ownership of the ISP business from January 4, 2002 until such time as ET may complete the sale of the ISP business to a third party. Stuart shall be responsible for any attorney's fees and costs which ET may incur as a result of the ISP business, and should litigation be instituted against ET as a result of the ISP business, Stuart agrees to pay for the defense of any such claim on behalf of ET, with ET reserving the right to retain counsel of its choosing.

         WHEREFORE, the parties hereto agree to the above on the date indicated below.

Dated: January 4, 2002              ______________________
                                            Bruce Stuart

Dated: January 4, 2002                      Elephant Talk Limited
                                            Staruni Corporation


                                            By:___________________
                                               Russelle Choi, CEO

                             LETTER OF UNDERSTANDING

         This Letter of Understanding is by and between Staruni Corporation and Elephant Talk Limited (collectively referred hereto as "ET"), on the one hand, and Vision Aerospace, Inc. ("Vision"), a Nevada corporation, on the other.

         WHEREAS, a merger is scheduled to occur between Staruni Corporation and Elephant Talk Limited; and

         WHEREAS, Staruni Corporation's businesses prior to such merger consist of Cyberhotline.com and Ibargain.com (collectively "the ISP business"); and

         WHEREAS, upon completion of the merger ET wishes to sell off the ISP business;

         Therefore, the parties understand as follows:

1. Shortly after the completion of the merger, ET shall sell the ISP business to Vision and shall also sell to Vision all assets of Staruni Corporation which existed as of January 3, 2002, including all stock and bank accounts (of which such accounts are attached hereto as Schedule 4.9) of Staruni Corporation, in exchange for 1,000,000 (one million) shares of Vision.

         This letter of understanding is executed on this 4th day of January, 2002 by the parties listed below.

Dated: January 4, 2002                      Elephant Talk Limited
                                            Staruni Corporation

                                            By:______________________
                                                 Russelle Choi, CEO

Dated: January 4, 2002                      Vision Aerospace, Inc.

                                            By:______________________
                                                 Bruce Stuart, President

                                                                  Schedule 4.9

                         Names and address of the Banks



         Manufacturer's Bank
         515 S. Figueroa Street
         Los Angeles, California 90017
         Account No.: 90057899

         Smith Barney
         9665 Wilshire Blvd.
         Beverely Hills, California 90212
         Account No.: 1800053801

         MDB Capital
         401 Wilshire Blvd.
         Santa Monica, California 90401
         Account No.: T350322